Exhibit 99.1
NEWS RELEASE

Broadcom Trade Press Contact	Broadcom Investor Relations Contact
Bill Blanning	T. Peter Andrew
Vice President, Global Media Relations	Vice President, Corporate Communications
949-926-5555	949-926-5663
blanning@broadcom.com	andrewtp@broadcom.com
Broadcom Reports Fourth Quarter and Year 2009 Results
Record Quarterly Net Revenue and Cash Flow from Operations
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. –February 3, 2010 – Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its fourth quarter and year ended December 31, 2009.
Net revenue for the fourth quarter of 2009 was a record $1.343 billion. This represents an increase in net revenue of 7.1% compared with the $1.254 billion for the third quarter of 2009 and an increase of 19.2% compared with the $1.127 billion for the fourth quarter of 2008. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2009 was $59.2 million, or $.11 per share (diluted), compared with GAAP net income of $84.6 million, or $.16 per share (diluted), for the third quarter of 2009, and GAAP net loss of $159.2 million, or $.32 net loss per share (basic and diluted), for the fourth quarter of 2008.
Net revenue for the year ended December 31, 2009 was $4.490 billion. This represents a decrease in net revenue of 3.6% from the $4.658 billion reported for the year ended December 31, 2008. GAAP net income for the year ended December 31, 2009 was $65.3 million, or $.13 per share (diluted), compared with $214.8 million, or $.41 per share (diluted), for the year ended December 31, 2008.

As previously disclosed, in the fourth quarter of 2009, Broadcom announced that it had agreed in principle to settle the securities class action litigation pending against the company and certain of its current and former officers and directors relating to the company’s historical stock option accounting practices. Under the proposed settlement, the claims against Broadcom and its officers and directors will be dismissed with prejudice and released in exchange for a $160.5 million cash payment by Broadcom. The company recorded the settlement amount as a one-time charge. The proposed settlement remains subject to the satisfaction of various conditions, including negotiation and execution of a final stipulation of settlement and approval by the U.S. District Court for the Central District of California following notice to members of the class. This charge reduced net income by $0.31 per share (diluted) in the fourth quarter and year ended 2009. In addition, we received $63.2 million from our directors’ and officers’ insurance carriers, which the company recorded as a reduction of selling, general and administrative expense. This increased net income by $0.12 per share (diluted) in the fourth quarter and year ended December 31, 2009.
For a discussion of non-recurring transactions and their related accounting impact for all periods presented, see the “Unaudited Supplementary Financial Data” schedule below.
“Broadcom’s performance in 2009 highlights the incredible opportunities within the wired and wireless communications markets and the excellent work of our employees in creating compelling products,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “In the midst of one of the worst economic downturns, Broadcom gained market share, achieved record quarterly revenue and delivered the strongest cash flow from operations in our history.”
“Given the strength of our balance sheet and our proven ability to generate strong cash flow, Broadcom’s Board of Directors today announced it has adopted a quarterly dividend policy (please see separate press release). Broadcom has both the financial strength and flexibility to fund our research and development activities to grow our

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business in the future and return cash to shareholders in the form of share repurchases and a quarterly dividend.”
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter and year 2009 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, March 17, 2010.
The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2009 will be included in Broadcom’s Annual Report on Form 10-K, to be filed with the SEC as soon as practicable.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.
Broadcom, one of the world’s largest fabless semiconductor companies, with 2009 revenue of $4.49 billion, holds more than 3,800 U.S. and 1,550 foreign patents, and has more than 7,800 additional pending patent applications, and one of the broadest

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intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.
A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
Cautions regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, gross product margin and operating expense targets for the first quarter of 2010, references to and statements about opportunities within the wired and wireless communication markets and the preliminary settlement of securities litigation pending against us. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to:
•	general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, the recent global economic recession, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer electronic products into which our products are incorporated;
•	the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory;
•	our ability to adjust our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers;
•	the effectiveness of our expense and product cost control and reduction efforts;

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•	our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner;
•	our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets;
•	the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets;
•	the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, potential contractual, intellectual property or employment issues, the risk that anticipated benefits of an acquisition may not be realized, and prescribed changes in accounting treatment and charges;
•	changes in current or future laws or the imposition of new laws or regulations, including new or changed tax regulations, or changes in the interpretation or enforcement of those laws or regulations;
•	our dependence on a few significant customers for a substantial portion of our revenue;
•	competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products;
•	intellectual property disputes and customer and directors’ and officers’ indemnification claims and other types of litigation risk;
•	the quality of our products and any potential remediation costs;
•	our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans;
•	the risks and uncertainties associated with our international operations;
•	the risks and uncertainties resulting from Broadcom’s equity award review, including pending and potential new claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that has resulted in, and could result in further, civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, or other actions taken or required as a result of the review, the risk that we are unable to finalize the preliminary settlement of the securities class action litigation pending against us, and financial exposure to the extent our expenses related to such matters exceed the amounts recovered from our directors’ and officers’ liability insurance carriers

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under the partial derivative settlement and insurance agreement with those carriers;
•	the volume of our product sales and pricing concessions on volume sales;
•	the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials;
•	fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products;
•	the risks of producing products with new suppliers and at new fabrication and assembly and test facilities;
•	changes in our product or customer mix;
•	problems, costs or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration;
•	delays in the adoption and acceptance of industry standards in our target markets;
•	the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; and
•	the level of orders received that can be shipped in a fiscal quarter.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Product revenue	$1,283,434	$1,076,188	$4,272,726	$4,485,239
Income from Qualcomm Agreement	51,674	—	170,611	—
Licensing revenue	7,638	50,321	46,986	172,886

Total net revenue	1,342,746	1,126,509	4,490,323	4,658,125
Operating costs and expenses:
Cost of product revenue	630,259	557,797	2,210,559	2,213,015
Research and development	396,254	382,666	1,534,918	1,497,668
Selling, general and administrative	84,424	147,213	479,362	543,117
Amortization of purchased intangible assets	2,091	2,842	14,548	3,392
In-process research and development	—	31,500	—	42,400
Impairment of goodwill and long-lived assets	—	169,443	18,895	171,593
Restructuring costs (reversals)	(4,829)	—	7,501	(1,000)
Settlement costs, net	175,724	—	118,468	15,810
Charitable contribution	—	—	50,000	—

Total operating costs and expenses	1,283,923	1,291,461	4,434,251	4,485,995

Income (loss) from operations	58,823	(164,952)	56,072	172,130
Interest income, net	2,539	7,218	13,901	52,201
Other income (expense), net	(269)	971	2,218	(2,016)

Income (loss) before income taxes	61,093	(156,763)	72,191	222,315
Provision for income taxes	1,889	2,452	6,930	7,521

Net income (loss)	$59,204	$(159,215)	$65,261	$214,794

Net income (loss) per share (basic)	$.12	$(.32)	$.13	$.42

Net income (loss) per share (diluted)	$.11	$(.32)	$.13	$.41

Weighted average shares (basic)	495,356	498,338	494,038	512,648

Weighted average shares (diluted)	524,903	498,338	512,645	524,208

     Certain prior period amounts in the unaudited condensed consolidated statements of operations have been reclassified to conform with the current period presentation of product revenue, income from Qualcomm Agreement and licensing revenue.
     The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended		Year Ended
	December 31		December 31,
	2009	2008	2009	2008
Cost of product revenue	$5,961	$6,643	$24,545	$24,997
Research and development	85,186	95,975	351,884	358,018
Selling, general and administrative	30,101	32,698	119,918	126,359

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating activities
Net income (loss)	$59,204	$(159,215)	$65,261	$214,794
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,121	22,466	74,435	78,236
Stock-based compensation expense:
Stock options and other awards	33,329	55,353	159,790	224,244
Restricted stock units	87,919	79,963	336,557	285,130
Acquisition-related items:
Amortization of purchased intangible assets	6,186	6,895	30,744	19,249
In-process research and development	—	31,500	—	42,400
Impairment of goodwill and long-lived assets	—	169,443	18,895	171,593
Loss on strategic investment, net	—	—	—	4,266
Non-cash restructuring costs (reversals)	(4,665)	—	(1,944)	(1,000)
Loss (gain) on sale of marketable securities	—	—	(1,046)	1,781
Changes in operating assets and liabilities:
Accounts receivable	37,620	128,704	(131,656)	(3,294)
Inventory	(46,877)	(20,881)	12,013	(112,173)
Prepaid expenses and other assets	(11,258)	(9,644)	8,714	(11,273)
Accounts payable	10,460	(146,716)	122,985	616
Deferred revenue and income	(9,062)	1,226	71,760	(7,736)
Accrued settlement costs	163,600	—	170,500	(2,000)
Other accrued and long-term liabilities	(21,649)	(12,937)	49,885	14,782

Net cash provided by operating activities	331,928	146,157	986,893	919,615

Investing activities
Net purchases of property and equipment	(17,796)	(17,657)	(66,570)	(82,808)
Net cash paid for acquired companies	(166,100)	(140,746)	(165,258)	(170,541)
Purchases of strategic investments	—	—	(2,000)	(355)
Purchases of marketable securities	(80,709)	(5,190)	(1,138,681)	(1,115,704)
Proceeds from sales and maturities of marketable securities	133,775	112,004	871,152	624,026

Net cash used in investing activities	(130,830)	(51,589)	(501,357)	(745,382)

Financing activities
Repurchases of Class A common stock	(215,352)	(424,177)	(421,869)	(1,283,952)
Proceeds from issuance of common stock	89,980	57,271	227,209	171,853
Minimum tax withholding paid on behalf of employees for restricted stock units	(23,854)	(12,875)	(84,428)	(58,061)

Net cash used in financing activities	(149,226)	(379,781)	(279,088)	(1,170,160)

Increase (decrease) in cash and cash equivalents	51,872	(285,213)	206,448	(995,927)
Cash and cash equivalents at beginning of period	1,345,221	1,475,858	1,190,645	2,186,572

Cash and cash equivalents at end of period	$1,397,093	$1,190,645	$1,397,093	$1,190,645

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	December 31,	September 30,	December 31,
	2009	2009	2008
	(In thousands)
Cash and cash equivalents	$1,397,093	$1,345,221	$1,190,645
Short-term marketable securities	532,281	561,287	707,477
Long-term marketable securities	438,616	470,643	—

Total cash, cash equivalents and marketable securities	$2,367,990	$2,377,151	$1,898,122

Decrease from prior period end	$(9,161)

Increase from prior year end	$469,868

BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$1,397,093	$1,190,645
Short-term marketable securities	532,281	707,477
Accounts receivable, net	508,627	372,311
Inventory	362,428	366,106
Prepaid expenses and other current assets	113,903	114,674

Total current assets	2,914,332	2,751,213
Property and equipment, net	229,317	234,691
Long-term marketable securities	438,616	—
Goodwill	1,329,614	1,279,243
Purchased intangible assets, net	150,927	61,958
Other assets	64,436	66,160

Total assets	$5,127,242	$4,393,265

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$437,353	$310,487
Wages and related benefits	190,315	151,551
Deferred revenue and income	87,388	12,338
Accrued liabilities	433,294	242,727

Total current liabilities	1,148,350	717,103
Long-term deferred revenue	608	3,898
Other long-term liabilities	86,438	65,197
Commitments and contingencies
Shareholders’ equity	3,891,846	3,607,067

Total liabilities and shareholders’ equity	$5,127,242	$4,393,265

BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)
     The following table presents details of supplementary financial data included in each functional line item in the unaudited condensed consolidated statements of operations:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cost of product revenue:
Stock-based compensation	$5,961	$6,643	$24,545	$24,997
Amortization of purchased intangible assets	4,095	4,053	16,196	15,857

Research and development:
Stock-based compensation	85,186	95,975	351,884	358,018

Selling, general and administrative:
Stock-based compensation	30,101	32,698	119,918	126,359

Other operating costs and expenses:
Amortization of purchased intangible assets	2,091	2,842	14,548	3,392
In-process research and development (1)	—	31,500	—	42,400
Impairment of goodwill and long-lived assets (2)	—	169,443	18,895	171,593
Restructuring costs (reversals) (3)	(4,829)	—	7,501	(1,000)
Settlement costs (gains) (4)	175,724	—	118,468	15,810
Charitable contribution (5)	—	—	50,000	—

Other:
Employer payroll tax expense on certain stock option exercises	1,300	335	4,866	3,966
Loss on strategic investments, net	—	—	—	4,266
Non-operating gains	—	(10)	13	(203)

(1)	Recorded in connection with the company’s acquisitions of the digital television business of Advanced Micro Devices, Inc. (“AMD”) and Sunext Design, Inc. in 2008.

(2)	Goodwill and long-lived asset impairment charges of $18.9 million and $169.4 million were made in 2009 and 2008, related to the company’s acquisition of the digital television business of AMD and the company’s mobile platforms reporting unit, respectively.

(3)	Recorded in connection with the company’s restructuring plans implemented in 2009 (including a reversal of restructuring costs of $4.2 million as part of a contractual obligation due from AMD to reimburse us for certain restructuring actions taken during a stipulated post acquisition period), as well as a restructuring cost reversal of a prior restructuring plan in 2008.

(4)	Recorded settlement costs of $175.7 million in the three months ended December 31, 2009, of which $160.5 million related to the agreement in principle to settle the securities class action litigation pending against the company and certain of its current and former officers and directors relating to the company’s historical stock option accounting practices and the remainder primarily related to a $12.1 million payment to the Israeli government associated with a post-acquisition technology transfer fee related to our acquisition of Dune Networks. This was offset by the $65.3 million gain on settlement in connection with the Qualcomm litigation in 2009. We also recorded $11.2 million in settlement costs in 2009 for estimated settlements associated with certain employment tax items, other employment matters and a patent infringement claim. Recorded settlement costs of $15.8 million, of which $12.0 million related to our settlement with the Securities and Exchange Commission and $3.8 million related to patent infringement claims settled in 2008.

(5)	Recorded in connection with an accrued $50.0 million charitable contribution to the recently established Broadcom Foundation in the year ended December 31, 2009.

BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)

	Three Months Ended
	December 31, 2009	December 31, 2008	September 30, 2009
Product revenue	$1,283,434	$1,076,188	$1,194,745
Income from Qualcomm Agreement	51,674	—	51,674
Licensing revenue	7,638	50,321	7,778

Total net revenue	$1,342,746	$1,126,509	$1,254,197

Cost of product revenue	$630,259	$557,797	$615,349

Product gross margin	50.9%	48.2%	48.5%

Total gross margin	53.1%	50.5%	50.9%

BROADCOM CORPORATION
Guidance for the Three Months Ending March 31, 2010

Three Months
Ending March 31, 2010
Total net revenue	up 0% to 5% from Q4

Product gross margin	down by 100 basis points from Q4

Research and development and selling, general and administrative expenses (including stock-based compensation)	up $10 million from Q4 (excluding the affect of the non-recurring net recovery of $63 million of legal fees received from our D&O insurance carriers in Q4)
Broadcom has based the preceding guidance for the three months ending March 31, 2010 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of February 3, 2010. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today.
The guidance set forth in the table above should be read together with the information under the caption, “Cautions regarding Forward Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2009, subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein.

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